UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 1, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 810 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2024, Sonida Senior Living, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Conversant Parkway (A) LP (“Conversant A”), Conversant Parkway (B) LP (“Conversant B” and, together with Conversant A, “Conversant”), Silk Partners, LP (“Silk”), PF Investors, LLC (“PF Investors” and, together with Silk, the “Silk Investors”), Solas Capital Partners, LP (“Solas I”), Solas Capital Partners II, LP (“Solas II”), Blackwell Partners LLC - Series A (“Blackwell” and, together with Solas I and Solas II, “Solas”), and Paul J. Isaac (Mr. Isaac, collectively, with Conversant, the Silk Investors and Solas, the “Purchasers”), pursuant to which the Purchasers agreed to purchase from the Company, and the Company agreed to sell to the Purchasers, in a private placement transaction (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 5,026,318 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $9.50 per share.

The Private Placement will occur in two closings. At the first closing, which was completed on February 1, 2024, the Company issued and sold an aggregate of 3,350,878 Shares to the Purchasers and received gross cash proceeds of $31,833,341. At the second closing, which is anticipated to occur on or around March 31, 2024, the Company will issue the remaining 1,675,440 Shares to the Purchasers and receive additional gross cash proceeds of $15,916,680. The second closing is subject to the Company’s stockholders approving an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock by an additional 15,000,000 shares (the “Stockholder Approval”) and other customary closing conditions. The Securities Purchase Agreement provides that the Company will use its reasonable best efforts to obtain the Stockholder Approval at a meeting of the Company’s stockholders no later than April 30, 2024 and each Purchaser has agreed to vote all voting securities of the Company owned or controlled by such Purchaser in favor of the Stockholder Approval.

In addition to its aggregate deposits of $1.5 million made in December 2023 and January 2024, the Company funded the remaining cash portion of the purchase price (including one-time closing costs) for the Protective Life Loan Purchase (as defined below) with approximately $15.4 million of net proceeds from the sale of the Shares at the first closing of the Private Placement. The Company obtained additional debt proceeds through its existing finance facility with Ally Bank for the remaining portion of the purchase price for the Protective Life Loan Purchase. The Company will use the remaining proceeds from the sale of the Shares at the first closing and the proceeds from the sale of the Shares at the second closing, if any, for capital expenditure projects at the Company’s senior living communities, working capital, potential acquisition opportunities and other general corporate purposes.

The Securities Purchase Agreement also provides that, as soon as reasonably practicable following the second closing of the Private Placement and no later than September 30, 2024, the Company will use its commercially reasonable efforts to prepare and file with the Securities Exchange Commission (the “SEC”) a registration statement of the Company registering the resale, on a continuous or delayed basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act, of all of the Shares. The Securities Purchase Agreement contains customary representations, warranties, covenants and conditions for a transaction of this nature.

The Company previously entered into an Investor Rights Agreement, dated November 3, 2021, with Conversant and Silk, the Company’s two largest stockholders, which pertains to, among other things, the appointment of a certain number of directors nominated by Conversant A to the Board based upon the ownership percentage in the Company of Conversant and its affiliates and permitted transferees, and two directors nominated by Silk for so long as Silk and its affiliates beneficially own at least five percent of the outstanding shares of Common Stock on an as-converted basis. The Company filed the Investor Rights Agreement with the Securities and Exchange Commission as Exhibit 10.1 to a Current Report on Form 8-K on November 4, 2021.

The foregoing description of the Securities Purchase Agreement and the Private Placement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report is incorporated herein by reference. The Shares that will be issued to the Purchasers will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On February 2, 2024, the Company completed the purchase of the outstanding indebtedness of Protective Life Insurance Company (“Protective Life”) that was secured by seven of the Company’s senior living communities for a purchase price of $40.2 million (plus the reimbursement of certain amounts advanced to the Company by Protective Life), which represents approximately 52% of the outstanding amounts due under such loans (such transaction, the “Protective Life Loan Purchase”). In addition to its aggregate deposits of $1.5 million made in December 2023 and January 2024, the Company funded the remaining cash portion of the purchase price (including one-time closing costs) for the Protective Life Loan Purchase with approximately $15.4 million of net proceeds from the sale of the Shares at the first closing of the Private Placement. The Company obtained additional debt proceeds through its existing finance facility with Ally Bank for the remaining portion of the purchase price for the Protective Life Loan Purchase.

On February 6, 2024, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated as of February 1, 2024, by and between Sonida Senior Living, Inc., Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP, Silk Partners, LP, PF Investors, LLC, Solas Capital Partners, LP, Solas Capital Partners II, LP, Blackwell Partners LLC - Series A, and Paul J. Isaac

99.1	Press Release, dated February 6, 2024

104	Cover Page Interactive Date File-formatted as Inline XBRL

Safe Harbor

The forward-looking statements in this Current Report on Form 8-K, including, but not limited to, statements relating to the timing and completion of the second closing of the Private Placement, are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain the Stockholder Approval; the satisfaction of all conditions to the second closing of the Private Placement; other risks related to the consummation of the Private Placement, including the risk that the second closing of the Private Placement will not be consummated within the expected time period or at all; the costs related to the Private Placement; the impact of the Private Placement on the Company’s business; any legal proceedings that may be brought related to the Private Placement; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2024	Sonida Senior Living, Inc.

	By:	/s/ Kevin J. Detz
	Name:	Kevin J. Detz
	Title:	Executive Vice President and Chief Financial Officer